SENSATA TECHNOLOGIES REPORTS FIRST QUARTER 2025 FINANCIAL RESULTS

Swindon, United Kingdom – May 8, 2025 - Sensata Technologies (NYSE: ST) today announced financial results for its first quarter ended March 31, 2025.

“We started the year with a strong first quarter which exceeded the high end of our guidance ranges. These results reflect early progress from our focus on the key pillars that I shared earlier this year of improving our operational performance, optimizing our capital allocation, and returning Sensata to growth. I look forward to further advancing our work on these priorities to enhance Sensata's resilience and create shareholder value over time" said Stephan von Schuckmann, Chief Executive Officer of Sensata.

Operating Results - First Quarter
Operating results for the first quarter of 2025 compared to the first quarter of 2024 are summarized below. These results include non-GAAP financial measures, each of which is defined and reconciled to the most directly comparable GAAP measure later in this press release.
Revenue:
•Revenue was $911.3 million, a decrease of $95.5 million, or 9.5%, compared to $1,006.7 million in the first quarter of 2024.
Operating income:
•Operating income of $122.2 million, or 13.4% of revenue, decreased by $22.6 million, or 15.6%, compared to operating income of $144.8 million, or 14.4% of revenue, in the first quarter of 2024.
•Adjusted operating income was $166.5 million, or 18.3% of revenue, a decrease of $22.0 million, or 11.7%, compared to adjusted operating income of $188.5 million, or 18.7% of revenue, in the first quarter of 2024.
Earnings per share:
•Earnings per share was $0.47, a decrease of $0.03, or 6.0%, compared to earnings per share of $0.50 in the first quarter of 2024.
•Adjusted earnings per share was $0.78, a decrease of $0.11, or 12.4%, compared to adjusted earnings per share of $0.89 in the first quarter of 2024.
Sensata generated free cash flow of $86.6 million in the first quarter of 2025, and ended the quarter with $588.1 million of cash on hand.

During the first quarter of 2025, Sensata returned approximately $118.4 million to shareholders, including $100.5 million of share repurchases and $17.9 million in quarterly dividends of $0.12 per share paid on February 26, 2025.
Guidance
For the second quarter of 2025, Sensata expects revenue of $910 to $940 million, inclusive of recovery of tariff cost, and adjusted EPS of $0.80 to $0.86.

Q2-2025 Guidance
$ in millions, except EPS	Q2-25 Guidance	Q1-25	Q/Q Change
Revenue	$910 - $940	$911.3	0% - 3%
Adjusted Operating Income	$169 - $177	$166.5	1% - 6%
Adj. Operating Margin	18.6% - 18.8%	18.3%	30 bps - 50 bps
Adjusted Net Income	$117 - $125	$116.6	0% - 7%
Adjusted EPS	$0.80 - $0.86	$0.78	3% - 10%
•Revenue includes approximately $20 million related to expected tariff recovery from customers.
•Adjusted Operating Income, Adjusted Net Income, and Adjusted EPS are not expected to be impacted by tariffs, as $20 million of expected tariff revenue would be offset by $20 million in expected related tariff expense.
•Adjusted Operating Margin, excluding the dilutive impact of tariff revenue and related expense, is expected to be in the range of 19.0% - 19.2%.
•The tariff expectations included in guidance reflect trade policies in effect as of May 8, 2025.

Conference Call and Webcast
Sensata will conduct a conference call today at 4:30 p.m. Eastern Time to discuss its first quarter 2025 financial results and its outlook for the second quarter of 2025. The dial-in numbers for the call are 1-844-784-1726 or 1-412-380-7411. Callers should reference the "Sensata Technologies Q1 2025 Financial Results Conference Call." A live webcast of the conference call will also be available on the investor relations page of Sensata’s website at http://investors.sensata.com. Additionally, a replay of the call will be available until May 15, 2025. To access the replay, dial 1-877-344-7529 or 1-412-317-0088 and enter confirmation code: 1025213.
About Sensata Technologies

Sensata Technologies is a global industrial technology company striving to create a safer, cleaner, more efficient and electrified world. Through its broad portfolio of mission-critical sensors, electrical protection components and sensor-rich solutions, Sensata helps its customers address increasingly complex engineering and operating performance requirements. With more than 18,000 employees and global operations in 14 countries, Sensata serves customers in the automotive, heavy vehicle & off-road, industrial, and aerospace markets. Learn more at www.sensata.com and follow Sensata on LinkedIn, Facebook, X and Instagram.
Non-GAAP Financial Measures
We supplement the reporting of our financial information determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance, and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures is useful for period-over-period comparisons of underlying business trends and our ongoing business performance. We also believe presenting these non-GAAP measures provides additional transparency into how management evaluates the business.
Non-GAAP financial measures should be considered as supplemental in nature and are not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, our non-GAAP financial measures may not be the same as, or comparable to, similar non-GAAP measures presented by other companies.
The non-GAAP financial measures referenced by Sensata in this release include: adjusted net income, adjusted earnings per share (“EPS”), adjusted operating income, adjusted operating margin, free cash flow, organic revenue growth, market outgrowth, adjusted corporate and other expenses, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), net debt, and gross and net leverage ratio. We also refer to changes in certain non-GAAP measures, usually reported either as a percentage or number of basis points, between two periods. Such changes are also considered non-GAAP measures.
Adjusted net income (or loss) is defined as net income (or loss), determined in accordance with U.S. GAAP, excluding certain non-GAAP adjustments which are detailed in the accompanying reconciliation tables. Adjusted EPS is calculated by dividing adjusted net income (or loss) by the number of diluted weighted-average ordinary shares outstanding in the period. We believe that these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Adjusted operating income (or loss) is defined as operating income (or loss), determined in accordance with U.S. GAAP, excluding certain non-GAAP adjustments which are detailed in the accompanying reconciliation tables. Adjusted operating margin is calculated by dividing adjusted operating income (or loss) by net revenue. We believe that these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Free cash flow is defined as net cash provided by/(used in) operating activities less additions to property, plant and equipment and capitalized software. We believe that this measure is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to fund acquisitions, repurchase ordinary shares, or for the accelerated repayment of debt obligations.
Organic revenue growth (or decline) is defined as the reported percentage change in net revenue calculated in accordance with U.S. GAAP, excluding the period-over-period impact of foreign exchange rate differences as well as the net impact of material acquisitions and divestitures and product life-cycle management for the 12-month period following the respective transaction date(s). We believe that this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Adjusted EBITDA is defined as net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, net, provision for (or benefit from) income taxes, depreciation expense, amortization of intangible assets, and the following non-GAAP adjustments, if applicable: (1) restructuring related and other, (2) financing and other transaction costs, and (3) other, net. We believe that this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Gross leverage ratio is defined as gross debt divided by last twelve months (LTM) adjusted EBITDA. We believe that gross leverage ratio is a useful measure to management and investors in understanding trends in our overall financial condition.
Net debt is defined as total debt, finance lease, and other financing obligations less cash and cash equivalents. We believe net debt is a useful measure to management and investors in understanding trends in our overall financial condition.
Net leverage ratio is defined as net debt divided by last twelve months (LTM) adjusted EBITDA. We believe the net leverage ratio is a useful measure to management and investors in understanding trends in our overall financial condition.
In discussing trends in our performance, we may refer to certain non-GAAP financial measures or the percentage change of certain non-GAAP financial measures in one period versus another, calculated on a constant currency basis. Constant currency is determined by stating revenues and expenses at prior period foreign currency exchange rates and excludes the impact of foreign currency exchange rates on all hedges and, as applicable, net monetary assets. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Safe Harbor Statement
This earnings release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terminology such as "may," "will," "could," "should," "expect," "anticipate," "believe," "estimate," "predict," "project," "forecast," "continue," "intend," "plan," "potential," "opportunity," "guidance," and similar terms or phrases. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives, business and market outlook, megatrends, priorities, growth, shareholder value, capital expenditures, cash flows, demand for products and services, share repurchases, and Sensata’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. These statements are subject to risks, uncertainties, and other important factors relating to our operations and business environment, and we can give no assurances that these forward-looking statements will prove to be correct.
A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements, including, but not limited to, risks related to instability and changes in the global markets, supplier interruption or non-performance, changes in trade-related tariffs and risks with uncertain trade environments, the acquisition or disposition of businesses, adverse conditions or competition in the industries upon which we are dependent, intellectual property, product liability, warranty, and recall claims, public health crisis, market acceptance of new product introductions and product innovations, labor disruptions or increased labor costs, changes in existing environmental or safety laws, regulations, and programs, and the impact of our recently reported cybersecurity incident or other incidents that may occur in the future.
Investors and others should carefully consider the foregoing factors and other uncertainties, risks, and potential events including, but not limited to, those described in Item 1A: Risk Factors in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A: Risk Factors in our Quarterly Reports on Form 10-Q or other subsequent filings with the United States Securities and Exchange Commission. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	For the three months ended March 31,
	2025	2024
Net revenue	$911,255	$1,006,709
Operating costs and expenses:
Cost of revenue	638,667	689,260
Research and development	36,809	45,314
Selling, general and administrative	86,026	88,046
Amortization of intangible assets	20,577	38,515
Restructuring and other charges, net	6,980	782
Total operating costs and expenses	789,059	861,917
Operating income	122,196	144,792
Interest expense	(37,973)	(38,395)
Interest income	4,290	3,738
Other, net	2,128	(11,544)
Income before taxes	90,641	98,591
Provision for income taxes	20,722	22,570
Net income	$69,919	$76,021

Net income per share:
Basic	$0.47	$0.51
Diluted	$0.47	$0.50

Weighted-average ordinary shares outstanding:
Basic	148,498	150,480
Diluted	148,816	150,921

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$588,139	$593,670
Accounts receivable, net of allowances	695,193	660,180
Inventories	661,080	614,455
Prepaid expenses and other current assets	153,815	158,934
Total current assets	2,098,227	2,027,239
Property, plant and equipment, net	812,284	821,653
Goodwill	3,383,812	3,383,800
Other intangible assets, net	476,032	492,878
Deferred income tax assets	292,334	288,189
Other assets	114,449	129,505
Total assets	$7,177,138	$7,143,264

Liabilities and shareholders' equity
Current liabilities:
Current portion of long-term debt and finance lease obligations	$2,130	$2,414
Accounts payable	480,424	362,186
Income taxes payable	36,358	29,417
Accrued expenses and other current liabilities	274,682	317,341
Total current liabilities	793,594	711,358
Deferred income tax liabilities	231,120	235,689
Pension and other post-retirement benefit obligations	28,733	27,910
Finance lease obligations, less current portion	20,627	20,984
Long-term debt, net	3,177,278	3,176,098
Other long-term liabilities	77,152	80,782
Total liabilities	4,328,504	4,252,821
Total shareholders' equity	2,848,634	2,890,443
Total liabilities and shareholders' equity	$7,177,138	$7,143,264

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the three months ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$69,919	$76,021
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	40,962	33,523
Amortization of debt issuance costs	1,180	1,562
Loss on sale of business	3,916	—
Share-based compensation	6,851	8,133
Amortization of intangible assets	20,577	38,515
Deferred income taxes	(6,647)	2,574
Loss on equity investments, net	—	13,287
Other non-cash gain/(loss), net	5,175	(4,184)
Changes in operating assets and liabilities, net of effects of divestitures	(22,734)	(62,944)
Net cash provided by operating activities	119,199	106,487

Cash flows from investing activities:
Additions to property, plant and equipment and capitalized software	(32,575)	(42,130)
Proceeds from the sale of business, net of cash sold	25,635	—
Other	66	—
Net cash used in investing activities	(6,874)	(42,130)

Cash flows from financing activities:
Payment of employee restricted stock tax withholdings	(61)	(129)
Payments on debt	(685)	(279)
Dividends paid	(17,901)	(18,056)
Payments to repurchase ordinary shares	(100,500)	(10,052)
Purchase of noncontrolling interest in joint venture	—	(79,393)
Payments of debt financing costs	—	(39)
Net cash used in financing activities	(119,147)	(107,948)
Effect of exchange rate changes on cash and cash equivalents	1,291	(4,154)
Net change in cash and cash equivalents	(5,531)	(47,745)
Cash and cash equivalents, beginning of year	593,670	508,104
Cash and cash equivalents, end of period	$588,139	$460,359

Segment Performance (Unaudited)

	For the three months ended March 31,
$ in 000s	2025	2024
Performance Sensing
Revenue	$650,416	$713,318
Operating income	$142,876	$168,968
% of Performance Sensing revenue	22.0%	23.7%

Sensing Solutions
Revenue	$260,839	$257,839
Operating income	$76,066	$72,294
% of Sensing Solutions revenue	29.2%	28.0%

Other
Revenue	$—	$35,552
Operating income	$—	$6,781
% of Other revenue	0.0%	19.1%
Revenue by Business, Geography, and End Market (Unaudited)

(percent of total revenue)	For the three months ended March 31,
	2025	2024
Performance Sensing	71.4%	70.9%
Sensing Solutions	28.6%	25.6%
Other	—%	3.5%
Total	100.0%	100.0%

(percent of total revenue)	For the three months ended March 31,
	2025	2024
Americas	40.9%	42.6%
Europe	27.7%	28.3%
Asia/Rest of World	31.4%	29.1%
Total	100.0%	100.0%

(percent of total revenue)	For the three months ended March 31,
	2025	2024
Automotive	58.3%	55.9%
Heavy vehicle and off-road	17.0%	18.8%
Industrial	15.2%	13.4%
HVAC (1)	4.3%	3.8%
Aerospace	5.2%	4.6%
All other	—%	3.5%
Total	100.0%	100.0%
(1)    Heating, ventilation and air conditioning.

GAAP to Non-GAAP Reconciliations
The following unaudited tables provide a reconciliation of the difference between each of the non-GAAP financial measures referenced herein and the most directly comparable U.S. GAAP financial measure. Amounts presented in these tables may not appear to recalculate due to the effect of rounding.
Operating income and margin, income tax, net income, and earnings per share

($ in thousands, except per share amounts)	For the three months ended March 31, 2025
	Operating Income	Operating Margin	Income Taxes	Net Income	Diluted EPS
Reported (GAAP)	$122,196	13.4%	$20,722	$69,919	$0.47
Non-GAAP adjustments:
Restructuring related and other	18,316	2.0%	1,573	19,889	0.13
Financing and other transaction costs	5,442	0.6%	—	5,442	0.04
Amortization of intangible assets	20,577	2.3%	—	20,577	0.14
Amortization of debt issuance costs	—	—%	—	1,180	0.01
Other, net	—	—%	(489)	(2,617)	(0.02)
Deferred taxes and other tax related	—	—%	2,234	2,234	0.02
Total adjustments	44,335	4.9%	3,318	46,705	0.31
Adjusted (non-GAAP)	$166,531	18.3%	$17,404	$116,624	$0.78

($ in thousands, except per share amounts)	For the three months ended March 31, 2024
	Operating Income	Operating Margin	Income Tax	Net Income	Diluted EPS
Reported (GAAP)	$144,792	14.4%	$22,570	$76,021	$0.50
Non-GAAP adjustments:
Restructuring related and other	2,019	0.2%	(421)	1,598	0.01
Financing and other transaction costs	4,602	0.5%	(206)	4,396	0.03
Amortization of intangible assets	37,127	3.7%	—	37,127	0.25
Amortization of debt issuance costs	—	—%	—	1,562	0.01
Other, net	—	—%	444	11,988	0.08
Deferred taxes and other tax related	—	—%	1,286	1,286	0.01
Total adjustments	43,748	4.3%	1,103	57,957	0.38
Adjusted (non-GAAP)	$188,540	18.7%	$21,467	$133,978	$0.89

Non-GAAP adjustments by location in statements of operations

(in thousands)	For the three months ended March 31,
	2025	2024
Cost of revenue	$5,624	$1,154
Selling, general and administrative	11,154	4,685
Amortization of intangible assets	20,577	37,127
Restructuring and other charges, net	6,980	782
Operating income adjustments	44,335	43,748
Interest expense, net	1,180	1,562
Other, net	(2,128)	11,544
Provision for income taxes	3,318	1,103
Net income adjustments	$46,705	$57,957

Free cash flow

	For the three months ended March 31,
($ in thousands)	2025	2024	% △
Net cash provided by operating activities	$119,199	$106,487	11.9%
Additions to property, plant and equipment and capitalized software	(32,575)	(42,130)	22.7%
Free cash flow	$86,624	$64,357	34.6%
Adjusted corporate and other expenses

	For the three months ended March 31,
(in thousands)	2025	2024
Corporate and other expenses (GAAP)	$(69,189)	$(63,954)
Restructuring related and other	15,767	2,192
Financing and other transaction costs	1,011	3,647
Total adjustments	16,778	5,839
Adjusted corporate and other expenses (non-GAAP)	$(52,411)	$(58,115)

Adjusted EBITDA

		For the three months ended March 31,
(in thousands)	LTM	2025	2024
Net income	$122,375	$69,919	$76,021
Interest expense, net	138,639	33,683	34,657
(Benefit from)/provision for income taxes	(142,162)	20,722	22,570
Depreciation expense	174,574	40,962	33,523
Amortization of intangible assets	127,806	20,577	38,515
EBITDA	421,232	185,863	205,286
Non-GAAP Adjustments
Restructuring related and other	296,618	11,028	2,019
Financing and other transaction costs	134,157	5,442	4,351
Other, net	7,828	(2,128)	11,544
Adjusted EBITDA	$859,835	$200,205	$223,200
Gross and net debt and leverage

	As of
($ in thousands)	March 31, 2025	December 31, 2024
Current portion of long-term debt and finance lease obligations	$2,130	$2,414
Finance lease obligations, less current portion	20,627	20,984
Long-term debt, net	3,177,278	3,176,098
Total debt and finance lease obligations	3,200,035	3,199,496
Less: debt premium, net	939	997
Less: deferred financing costs	(23,661)	(24,899)
Total gross indebtedness	3,222,757	3,223,398

Adjusted EBITDA (LTM)	$859,835	$882,830
Gross leverage ratio	3.7	3.7

Total gross indebtedness	3,222,757	3,223,398
Less: cash and cash equivalents	588,139	593,670
Net debt	$2,634,618	$2,629,728

Adjusted EBITDA (LTM)	$859,835	$882,830
Net leverage ratio	3.1	3.0

Guidance

	For the three months ending June 30, 2025
($ in millions, except per share amounts)	Operating Income		Net Income		EPS
	Low	High	Low	High	Low	High
GAAP	$140.7	$147.5	$79.0	$85.0	$0.54	$0.58
Restructuring related and other	7.5	8.0	7.5	8.0	0.05	0.05
Financing and other transaction costs	0.8	1.0	0.8	1.0	0.01	0.01
Amortization of intangible assets	20.0	20.5	20.0	20.5	0.14	0.14
Amortization of debt issuance costs	—	—	1.1	1.2	0.01	0.01
Other, net	—	—	0.6	0.8	—	0.01
Deferred taxes and other tax related	—	—	8.0	8.5	0.05	0.06
Non-GAAP	$169.0	$177.0	$117.0	$125.0	$0.80	$0.86
Weighted-average diluted shares outstanding (in millions)					146.0	146.0

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Media & Investors:
James Entwistle
+1(508) 954-1561
jentwistle@sensata.com
investors@sensata.com